Exhibit 99.j

    Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y Shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y Shares Statement of Additional Information and to the incorporation by reference of our report, dated August 15, 2007, on the financial statements and financial highlights of Pioneer Cullen Value Fund included in the Annual Report to the Shareowners for the year ended June 30, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 333-120144) of the above mentioned Fund which constitutes the Pioneer Series Trust III.


                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 22, 2007